Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277689 on Form S-3 and Registration Statement Nos. 333-281447, 333-233416, 333-255992, and 333-265321 on Form S-8 of our report dated February 26, 2025, relating to the financial statements of Axogen, Inc., and the effectiveness of Axogen, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
February 26, 2025